Exhibit 10.1

113 Hartwell Avenue

Lexington, Massachusetts
(the “Building”)

FIRST AMENDMENT

As of November 9, 2018 (“Execution Date”)

LANDLORD:	King 113 Hartwell LLC, a Massachusetts limited liability company

TENANT:	uniQure, Inc., a Delaware corporation

EXISTING PREMISES:	Approximately 53,343 rentable square feet of space in the Building, as more particularly shown as hatched, highlighted or outlined on the plan attached to the Lease as Exhibit lA

DATE OF LEASE:	July 24, 2013

CURRENT EXPIRATION DATE:	April 30, 2024

EXPANSION PREMISES:	Approximately 30,655 rentable square feet of space, as shown on Exhibit A, First Amendment.

BACKGROUND

WHEREAS, the existing tenant of the Expansion Premises, Quanterix Corporation (“Quanterix”) has offered to Landlord to terminate the term of its lease (“Quanterix Lease”) of the Expansion Space effective as of May 31, 2019 (“Recapture Offer”) and Landlord has until November 9, 2019 to accept the Recapture Offer;

WHEREAS, Tenant desires to: (i) extend the Term of the lease for an additional period; and (ii) lease the Expansion Premises from Landlord on the terms and conditions hereinafter set forth;

WHEREAS, Landlord is willing to: (i) extend the Term of the lease; and (ii) accept the Recapture Offer and demise the Expansion Premises to Tenant on the terms and conditions hereinafter set forth;

NOW THEREFORE, the above described lease (the “Lease”), is hereby amended as follows:

1.                                      EXTENSION OF TERM

The Term of the Lease is hereby extended for an additional term (the “Additional Term”) commencing on May 1, 2024, and expiring on the date (“Extended Expiration Date”) ten (10) years after the Expansion Premises Term Commencement Date, as hereinafter defined, except that if the Expansion Premises Term Commencement Date does not occur on the first day of a calendar month, then the Extended Expiration Date shall be the last day of the calendar month in which the tenth (10th) anniversary of the Expansion Premises Term Commencement Date. The Additional Term shall be upon all of the same terms and conditions of the Lease in effect immediately preceding the Additional Term (including, without limitation, Tenant’s obligation to pay Tenant’s Share of Operating Costs and Tenant’s Share of Taxes), except as set forth in this First Amendment.

2.                                      DEMISE OF THE EXPANSION PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises for a Term commencing on the Expansion Premises Term Commencement Date, as hereinafter defined, and expiring on the Extended Expiration Date. The Expansion Premises shall, as of the Expansion Premises Term Commencement Date be deemed to be part of the Premises. Said demise of the Expansion Premises shall be upon all of the terms and conditions of the Lease applicable to the Existing Premises, except as set forth in this First Amendment:

A.                                    Expansion Premises Term Commencement Date.

(a)                                 Definition. The “Expansion Premises Term Commencement Date” is the later of: (x) the Target Expansion Premises Term Commencement Date, as hereinafter defined, or (y) the date that Landlord delivers the Expansion Premises to Tenant in Delivery Condition (as defined in Section 4 below). The “Target Expansion Premises Term Commencement Date” shall be defined as June 1, 2019 or such earlier date as the parties and Quanterix may agree in writing. Landlord represents and warrants to Tenant that, upon Landlord’s acceptance of the Recapture Offer: (i) the Quanterix Lease will terminate on May 31, 2019, and (ii) Quanterix will have no further right to extend its Lease. Landlord shall not enter into any agreement with Quanterix to extend the term of the Quanterix Lease beyond May 31, 2019, nor shall Landlord otherwise take any actions to create a new lease or renewal of Quanterix Lease that is effective after May 31, 2019.

(b)                                 Net Holdover Premium. If Landlord fails, on or before the Target Expansion Premises Term Commencement Date, to deliver the Expansion Premises to Tenant in the Delivery Condition, as defined in Section 4 below, then: (i) Landlord shall use commercially reasonable efforts to cause Quanterix to deliver the Expansion Premises to Landlord in the Delivery Condition as soon as reasonably possible after the Target Expansion Premises Term Commencement Date (including, without limitation, commencing and diligently prosecuting summary process proceedings against Quanterix if Quanterix continues to physically occupy the Expansion Premises after the Target Expansion Premises Term Commencement Date), and (ii) Landlord shall pay to Tenant any Net Holdover Premium, as hereinafter defined, which Landlord actually receives from Quanterix, within ten (10) days after Landlord receives such Net Holdover Premium. “Net Holdover Premium” shall be defined as the excess (if any) of any rent and/or use and occupancy charges paid by Quanterix to Landlord with respect to the period of Quanterix’s occupancy of the Expansion Premises after the Target Expansion Term Commencement Date in excess of the amount of rent which Quanterix would have paid to Landlord during such hold over period but for Landlord’s acceptance of the Recapture Offer, less any reasonable attorneys’ fees and court costs incurred by Landlord in attempting to recover Net Holdover Premium; Landlord shall use reasonable efforts to collect any such holdover rents.

(c)                                  Early Access. Subject in all events to the rights of Quanterix under the Quanterix Lease, Tenant may, upon at least two (2) business days’ notice, request that Tenant shall have the right to access the Expansion Premises prior to the Expansion Premises Term Commencement Date for the sole purposes of taking measurements and other non-construction activities to facilitate space planning, provided that such access does not interfere (other than in a deminimus way) with the use or enjoyment of the Quanterix Premises by Quanterix. Any such entry shall be at Tenant’s sole risk and both Landlord and Quanterix shall have the right to have representatives present during such access.

B.                                    Definition of Expansion Premises Rent Commencement Date. The “Expansion Premises Rent Commencement Date” shall mean the Expansion Premises Commencement Date.

C.                                    Tenant’s Share. Tenant’s Share with respect to the Expansion Premises is 29.53%

D.                                    Existing Expansion Premises Improvements. Landlord hereby agrees that Tenant shall have no obligation to remove from the Expansion Premises any improvements which exist in the Expansion Premises as of the Expansion Premises Term Commencement Date.

E.                                     Additional Rooftop Premises. The “Additional Rooftop Premises” shall mean the area located on the roof of the Building, as shown on the plan attached hereto as Exhibit B, First Amendment. Commencing as of the Expansion Premises Term Commencement Date and continuing throughout the remainder of the Term, Tenant shall have the right to use the Additional Rooftop Premises for Tenant’s Rooftop Equipment serving the Premises. Tenant’s use of the Additional Rooftop Premises shall be on the same terms and conditions as are applicable to the Rooftop Premises, as set forth in Section 1.3(c) of the Lease, and the other provisions of the Lease (to the extent applicable). Landlord hereby acknowledges and agrees that: (i) Landlord has consented to the installation of equipment (“Existing Rooftop Equipment”) which exists on the Additional Rooftop Premises as of the Execution Date of this Amendment, (ii) Tenant shall have the right to use any Existing Rooftop Equipment which remains on the Additional Rooftop Premises as of the Expansion Premises Term Commencement Date, and (iii) such Existing Rooftop Premises shall be deemed to part of Tenant’s Rooftop Equipment.

F.                                     Expansion Premises Generator.

Reference is made to the Caterpillar Model D100-6 100 kw emergency generator (“Expansion Premises Emergency Back-up Generator”) which is located in the area (“Expansion Premises Generator Location”) shown on Exhibit C, First Amendment. Landlord agrees that Tenant shall have the right to use the Expansion Premises Back-up Generator throughout the Term of the Lease with respect to the Expansion Premises on the terms and conditions of this Section 2F and on the terms and conditions of Section 1.3(d) of the Lease, to the extent that Section 1.3(d) is not inconsistent with this Section 2F. Tenant hereby acknowledges that

Landlord has not made any representations or warranties to Tenant with respect to the Expansion Premises Emergency Back-up Generator or the Expansion Premises Generator Location and that Tenant is taking the Expansion Premises Emergency Back-up Generator or the Expansion Premises Generator Location “as-is”. Tenant shall have no obligation to remove the Expansion Premises Emergency Back-up Generator from the Expansion Premises Generator Location.

G.                                    Utilities. The consumption of electricity, water, gas and other utilities in the Expansion Premises shall be measured by separate meters and check-meters (as applicable) currently existing in the Expansion Premises. Tenant shall pay for utilities with respect to the Expansion Premises in accordance with the terms of Section 9 of the Lease.

H.                                   Future Development and Condominium.

(a)                                 Parking Deck, Pavilion and REAs. Reference is made to the fact that Landlord has and is exercising its right, as contemplated pursuant to Section 2.2 of the Lease, to construct the Future Development and to subject the Property to a condominium. In implementation of the Future Development: (i) Landlord is presently constructing a common pavilion (“Pavilion”) on land which is subject to an REA dated March 24, 2014 and filed with the Middlesex Registry District of the Land Court (“the “Land Court”) as [CONFIRM: Document No. 1668032, and (ii) the REA dated November 13, 2015 and filed with the Land Court as Document No. 1715486 affects both the land on which the Pavilion is being constructed, as noted in clause (i) above, as well as land on which Landlord has constructed a parking deck (the “Parking Deck”) (the second level portion of such parking deck on which Tenant has a right to park and the associated ramps to the same being referred to herein as the “Parking Deck”). Said REAs are referred to herein as the “REAs”. The locations of the Parking Deck and the Pavilion are shown on Exhibit C, First Amendment. The Pavilion will be used in common by the occupants of the Building, 4 Hartwell Avenue, 101 Hartwell Avenue, and 115 Hartwell Avenue (“115 Building”) and the Parking Deck will be used in common by occupants of the Building and the 115 Building. The Building, 4 Hartwell Avenue, 101 Hartwell Avenue, and the 115 Building are referred to collectively as the “Campus Buildings”. The Parking Deck shall be used for parking motor vehicles and the Pavilion, when completed and operational, shall be available for use, by those entitled thereto, as a cafeteria, meetings and other similar uses. Therefore:

(1)                                 Tenant hereby consents to the REAs, except that: (i) in the event of any conflict between the provisions of the REAs and the provisions of this Lease, the provisions of this Lease shall control, (ii) Tenant shall have no obligation or liability under the REAs separate and apart from its obligations under this Lease, and (iii) Landlord shall not be relieved of any obligation to Tenant under this Lease on account of the provisions of the REAs.

(2)                                 The Parking Deck and the Pavilion shall be considered Common Areas under the Lease (including, without limitation, Section 1.3(c) thereof).

(3)                                 Subject to the provisions and limitations of Section 5.2 of the Lease, commencing as of the Expansion Premises Term Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Operating Costs incurred by Landlord with respect to the Parking

Deck and the Pavilion shall be included in Operating Costs (after deducting any revenues received by Landlord from the operation of the same). Operating Costs with respect to the Parking Deck shall be allocated to the Building on the basis of the ratio of the rentable floor of the Building to the aggregate floor area of the Building and the 115 Building. In no event shall any Operating Costs include Condominium expenses, REA expenses, or common charges that would otherwise have been excluded from Operating Expenses had they been incurred by Landlord with respect to the Property.

(4)                                 Subject to the provisions and limitations of Section 5.3 of the Lease, commencing as of the Expansion Premises Term Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Taxes incurred by Landlord with respect to the improvements constituting the Parking Deck and the Pavilion (but not the land underneath the same) shall be included in Taxes (after deducting any revenues received by Landlord from the operation of the same, to the extent not previously applied to reduce Operating Costs). The Parking Deck is located on the same tax parcel as 4 Hartwell Avenue, and the Pavilion is located on the same tax parcel as 101 Hartwell Avenue. The amount of Taxes allocable to the Parking Deck and the Pavilion (collectively, “Amenity Taxes”) shall be determined by a reasonable method determined by Landlord and approved by Tenant, which approval shall not be unreasonably withheld.

(5)                                 See Section 2I as Tenant’s parking rights.

(b)                                 Condominium. In addition, as contemplated by Section 2.2 of the Lease, Landlord has, by Master Deed (“Master Deed”) dated as of June 15, 2017 as recorded in the Middlesex County South District Registry of Deeds (the “Registry”) at Book 69458, Page 399, and Declaration of Trust (“Declaration of Trust”) dated as of June 15, 2017 and recorded in the Registry at Book 69458, Page 430, subjected the Property to the 113/115 Hartwell Avenue Condominium (“Condominium”). The Master Deed and the Declaration of Trust, as the same may be amended in accordance with the provisions of this Section 2H(b), are referred to collectively herein as the “Condominium Documents”. Therefore:

(1)                                 Consent to Condominium and Subordination. Tenant hereby confirms and agrees that, upon the full execution and delivery, and the terms, of the Condominium Subordination and Recognition Agreement (“Subordination”) attached hereto as Exhibit D, First Amendment, it has consented to the Master Deed and the Declaration of Trust and that the Lease is subordinate to the Condominium Documents, except that: (i) in the event of any conflict between the provisions of the Condominium Documents and the provisions of this Lease, the provisions of this Lease shall control, (ii) Tenant shall have no obligation or liability under the Condominium Documents separate and apart from its obligations under this Lease, and (iii) Landlord shall not be relieved of any obligation to Tenant under this Lease on account of the provisions of the Condominium Documents. Each party shall execute and deliver the Subordination at the time that it executes and delivers this First Amendment, and Landlord shall, at the time that it executes and delivers this First Amendment, cause (i) each of the Trustees of the Condominium to execute and deliver the Subordination.

(2)                                 Landlord Representations. Landlord hereby represents to Tenant that:

i)                                         Landlord has delivered true, correct, and complete copies of the Condominium Documents and the REAs to Tenant

ii)                                      If Landlord grants its written consent to Tenant to any request for Landlord’s consent under the Lease, Landlord shall be deemed, by granting such consent to Tenant, to have represented to Tenant that Landlord has obtained the consent of the Trustees to such action, if such the consent of the Trustees is required under the Condominium Documents (it being acknowledged and agreed that in no event shall Landlord have the right to withhold its consent on account of the failure of the Trustees to consent to any such action).

(3)                                 Operating Costs. If Tenant exercises its audit rights under Section 5.2(g), and then, with respect to any costs incurred by the Trustees of the Condominium or which are passed through to Landlord under the REAs and which are billed by Landlord to Tenant as part of Operating Costs under the Lease, Landlord shall obtain, for Tenant’s review, documentation similar to the documentation to evidence such costs which Tenant would have had the right to review if Landlord had incurred such costs itself.

(4)                                 Condominium Rules and Regulations. Any rule or regulation issued under the Condominium Documents shall, for the purposes of Section 18.1 of the Lease be deemed to be a Rule or Regulation promulgated by Landlord and shall be subject to the same limitations and conditions as are applicable to other Rules and Regulations promulgated by Landlord, as set forth in said Section 18.1.

(c)                                  Amendments to Condominium Documents and REAs. Landlord shall have the right to amend the Condominium Documents and each of the REAs subject to the following provisions. Landlord shall submit to Tenant for Tenant’s approval drafts of any such amendments prior to their execution. Tenant shall have the right to notify Landlord within twenty (20) days after receipt of the draft amendments of Tenant’s disapproval thereof, but only to the extent such draft(s) (i) adversely affect Tenant’s use of, or access to, the Premises, the Building systems or the Rooftop Premises (or Additional Rooftop Premises) in more than a de minimis manner, (ii) adversely affect in more than a de minimis manner the operation of Tenant’s business from the Premises in accordance with the terms of this Lease, or Tenant’s rights under and pursuant to the terms of this Lease, including without limitation Tenant’s rights with respect to the Common Areas, and/or (iii) result in any increase in Tenant’s payment or other obligations under this Lease in more than a de minimis manner. Landlord shall, upon

Tenant’s request, provide Tenant with true, correct and complete photocopies of any such amendments. Landlord shall reimburse Tenant for its reasonable out-of-pocket attorneys’ fees incurred by Tenant in reviewing and negotiating any amendments to the Condominium Documents and REAs. Landlord shall comply with the terms of the Condominium Documents and the REAs in all material respects.

(d)                                 Section 2.2 of the Lease is hereby deleted in its entirety and is of no further force or effect.

I.                                        Tenant’s Parking Rights. Commencing as of Expansion Premises Term Commencement Date and continuing thereafter throughout the remainder of the Term of the Lease, Landlord shall make available, subject to the terms of the Lease, up to an aggregate of two hundred fifty-seven (257) Parking Spaces in the parking areas serving the Building. Included in said 257 Parking Spaces are fifty-six (56) Parking Spaces which are reserved for Tenant’s exclusive use (“Reserved Parking Spaces”). The parking areas (“Parking Areas”) serving the Building, as well as said Reserved Parking Spaces are shown on Exhibit C, First Amendment, and include both the Parking Deck and surface parking spaces. Landlord agrees that signage shall be maintained in the Parking Areas identifying that the Reserved Parking Spaces are reserved for Tenant’s exclusive use. If, in Landlord’s reasonable judgment following consultation with Tenant and in light of evidence provided by Tenant of such unpermitted use, or otherwise, Landlord determines that there are users of the Parking Spaces who do not have the lawful right to use the Parking Spaces in the manner being used, Landlord shall implement commercially reasonable measures (e.g., a sticker system for the tenants and occupants of the Building, the 115 Building and 4 Hartwell) to prevent such users from using the Parking Spaces, provided however, that Landlord shall have no obligation to incur capital expenditures in making such commercially reasonable efforts. Tenant’s use of the common Parking Spaces and the Reserved Parking Spaces shall be upon the terms set forth in Section 1.3(b) of the Lease, except that clause (ii) of the penultimate sentence of Section 1.3(b) and the last sentence of Section 1.3(b) are hereby deleted in their entirety and of no further force or effect.

J.                                        Mezzanine Level. The parties acknowledge that Tenant has completed construction of the construction of the mezzanine level, as contemplated by Section 3.3(f) of the Lease. Section 3.3(f) of the Lease shall have no: (i) right to construct a mezzanine level in the Expansion Premises and, (ii) applicability to the Expansion Premises.

K.                                    Additional Exterior Signage. The “Additional Exterior Signage” shall mean one (1) sign on the exterior of the Building at the entrance of the Expansion Premises in the location where the existing exterior tenant identification sign of Quanterix is located. Tenant shall have the right during the Term of the Lease with respect to the Expansion Premises, to install and maintain the Additional Exterior Signage on the terms and conditions which are applicable to the Exterior Signage, as set forth in Section 12.2 of the Lease, and the other provisions of the Lease, to the extent applicable.

3.                                      BASE RENT

A.                                    Existing Premises. The Base Rent payable with respect to the Existing Premises commencing as of the Expansion Premises Rent Commencement Date and continuing thereafter throughout the Term of the Lease shall be as follows:

Time Period	Annual Base Rent		Monthly Payment
Expansion Premises Rent Commencement Date — 4/30/19:	$1,920,348.00		$160,029.00
5/1/19-4/30/20:	$1,973,691.00		$164,474.25
5/1/21-4/20/22:	$2,027,034.00		$168,919.50
5/1/22-4/30/23:	$2,080,377.00		$173,364.75
5/1/23-4/30/24:	$2,133,720.00		$177,810.00
5/1/24-4/30/25:	$2,782,762.06		$231,896.83
5/1/25-4/30/26:	$2,866,244.92		$238,853.74
5/1/26-4/30/27:	$2,952,232.27		$246,019.35
5/1/27-4/30/28:	$3,040,799.24		$253,399.93
5/1/28-4/30/29:	$3,132,023.22		$261,001.93
5/1/29-Extended Expiration Date	$3,225,983.88	*	$268,831.99

*Annualized

B.                                    Expansion Premises: Base Rent with respect to the Expansion Premises shall be as follows:

Rent Year	Annual Base Rent	Monthly Payment
1	$1,379,475.00	$114,956.25
2	$1,420,859.25	$118,404.93
3	$1,463,485.03	$121,957.08
4	$1,507,389.58	$125,615.79
5	$1,552,675.75	$129,389.64
6	$1,599,611.27	$133,300.93
7	$1,647,165.29	$137,263.76
8	$1,696,580.25	$141,381.68
9	$1,747,477.66	$145,623.13
10	$1,799,901.99	$149,991.82

C.                                    “Rent Year” shall be defined as any twelve month period during the Term of the Lease commencing as of the Expansion Premises Rent Commencement Date, or as of any anniversary of the Expansion Premises Rent Commencement Date, except that, if the Expansion Premises Rent Commencement Date does not occur on the first day of a calendar month, then Rent Year 10 shall commence as of the ninth anniversary of the Expansion Premises Rent Commencement Date and shall expire on the last day of the calendar month in which the tenth anniversary of the Expansion Premises Rent Commencement Date occurs.

4.                                      DELIVERY CONDITION OF THE EXPANSION PREMISES

A.                                    Except as set forth in this Section 4, Tenant acknowledges and agrees that Tenant is leasing the Expansion Premises in their “AS IS, “WHERE IS” physical condition and with all faults on the Execution Date, without representations or warranties, express or implied, in factor by law, of any kind. Notwithstanding the foregoing, Landlord shall provide Landlord’s Expansion Premises Contribution, as defined in Section 5 below, to Tenant, and Landlord shall deliver the Expansion Premises to Landlord (a) broom clean, (b) free of all personal property (other than such personal property, if any, as Tenant may agree in writing to acquire from Quanterix) and occupants, (c) in compliance with Legal Requirements, (d) with the Quanterix Decommissioning Documentation, as hereinafter defined, evidencing that the Expansion Premises have been decommissioned in accordance with the requirements of Quanterix Lease, (e) inclusive of the fixtures and equipment (if any) listed on Exhibit E, First Amendment  attached hereto, provided however, that Landlord shall have no liability or obligation to Tenant if Quanterix breaches any agreement which it reaches with Tenant to deliver fixtures and equipment to Tenant and Landlord shall have no responsibility or obligation for the condition of such fixtures and equipment, and (f) with the structural elements of the Expansion Premises, the electric service, plumbing and life/safety systems, and other systems serving the Expansion Premises, the roof and roof system of the Building directly above the Expansion Premises, the exterior wall system adjacent to the Expansion Premises, and the exterior windows of the Expansion Premises weather tight and in good repair and working order (“Delivery Condition”). Landlord expressly agrees that Tenant shall not be responsible for any Hazardous Materials which exist in the Expansion Premises on the Expansion Premises Term Commencement Date.

B.                                    Quanterix Decommissioning Documentation. Landlord represents to Tenant that:

(a)                                 Quanterix is required to comply with the provisions of Section 21.1(b) of the Quanterix Lease, a copy of which is attached hereto as Exhibit F, First  Amendment in order to decommission its Premises on or before the expiration or termination of the Quanterix Lease; and

(b)                                 Quanterix has agreed to deliver its Surrender Plan (“Quanterix Surrender Plan”) to Landlord on or before May 1, 2019 and its Industrial Hygenist Report to Landlord on or before June 1, 2019. The Industrial Hygenist Report shall either be addressed to both Landlord and Tenant or Landlord shall cause Quanterix to comply with the requirement of Section 21.1(b) of the Quanterix Lease that “Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties”.

Quanterix’s Surrender Plan and Industrial Hygienist Report, each as defined on Exhibit F, First Amendment, are referred to herein as the “Quanterix Decommissioning Documentation”.

C.                                    Landlord Approval of Quanterix Surrender Plan. Reference is made to the fact that, in accordance with the provisions of Section 21.1(b) of the Quanterix Lease, the Quanterix Surrender Plan must be approved by Landlord, and Landlord’s approval must not be unreasonably withheld. Landlord agrees that Landlord will not approve the Quanterix Surrender Plan if, in the professional opinion of Landlord’s environmental consultant, the Expansion Premises will not, upon completion of the work described in the Quanterix Surrender Plan, be free of Hazardous Materials in excess of Reportable Concentrations and Reportable Quantities (as defined in the Lease).

5.                                   LANDLORD’S EXPANSION CONTRIBUTION

Landlord shall provide to Tenant a special tenant allowance equal to $1,454,080.00 (“Landlord’s Additional Premises Contribution”) to be used solely for hard and soft costs incurred by Tenant for Alterations to be made by Tenant to the Premises (“First Amendment Work”). Landlord’s Additional Premises Contribution shall be made to Tenant subject to the same terms and conditions as were applicable to Landlord’s Contribution, as set forth in Section 3.4 of the Lease, except as follows:

A.                                    Any reference to “Tenant’s Work” in Section 3.4 shall be deemed to be a reference to the First Amendment Work.

B.                                    The Outside Requisition Date with respect to Landlord’s Expansion Premises Contribution shall, subject to extension to the extent that the completion of the First Amendment Work is delayed due to Force Majeure, the date that is the eighteen (18) months after the Expansion Premises Term Commencement Date, provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with any contractor, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently prosecuting the resolution of such dispute.

6.                                   EXTENSION TERMS

Tenant shall continue to have the right to extend the Term of the Lease for two (2) additional five (5) year Extension Terms, as set forth pursuant to Section 1.2 of the Lease, the first such Extension Term to commence as of the day immediately following the Extended Expiration Date.

7.                                   LETTER OF CREDIT; ADDITIONAL LETTER OF CREDIT

The parties hereby acknowledge that Landlord is holding a Letter of Credit (“Existing Letter of Credit”) in the amount of $1,240,224.75 pursuant to Section 7 of the Lease. Tenant shall, on or before December 31, 2018, either: (i) deliver to Landlord an additional Letter of Credit or cash in the amount of $500,000, any such Letter of Credit satisfying the requirements of Section 7 (“Additional Letter of Credit”), or (ii) an amendment to the Existing Letter of Credit, which amendment shall be in form and substance reasonably acceptable to Landlord, increasing the amount of the Existing Letter of Credit to $1,740,224.75. If Tenant fails timely to deliver the additional cash, or new or additional Letter of Credit to Landlord, on or before December 31, 2018, plus an additional five (5) business day following written notice from Landlord, then such failure shall be deemed to be an Event of Default under the Lease without further notice by Landlord to Tenant. The cash deposit, Additional Letter of Credit or the Existing Letter of Credit, as amended, as applicable, shall be held by Landlord in accordance with the provisions of Section 7 of the Lease.

8.            TENANT’S RIGHT TO LEASE ADDITIONAL PREMISES IN THE BUILDING

A.            Right of Second Offer Deleted. Section 6.1 of the Lease is hereby deleted in its entirety and is of no further force or effect.

B.            Right of First Offer. The parties acknowledge that the only remaining rentable area in the Building which has not been leased by Tenant is the area which was referred to in Section 6.1 of the Lease as the ROSO Space and which is identified on Exhibit A, First Amendment as the “Tanis Space”. The parties hereby confirm and agree that said remaining space shall be considered, for the purposes of Section 6.1 of the Lease, as “ROFO Space” and that said Section 6.1 of the Lease remains in force and effect with respect to such remaining space.

9.             TRAFFIC MANAGEMENT

A.            Reference is made to the PTDM attached to the Lease as Exhibit 10. The parties acknowledge that the PTDM has been amended and restated, and that the amended and restated PTDM is attached hereto as Revised Exhibit 10, First Amendment. Tenant hereby consents to said restated and revised PTDM and agrees that Exhibit 10 of the Lease is deleted in its entirety and Revised Exhibit 10, First Amendment is hereby substituted in its place.

B.            The parties hereby agree that costs incurred by Landlord as the result of the PTDM shall be allocated to the Building on the basis of the ratio of the rentable floor of the Building to the aggregate floor area of the Campus Buildings.

10.          GUARANTOR

Reference is made to the fact that Tenant’s obligations under the Lease are guaranteed by uniQure B.V., a private limited liability company organized under the laws of the Netherlands, pursuant to a Guaranty dated July 23, 2014. Further reference is made to the fact that uniQure B.V., a private limited liability company, converted to uniQure N.V., a public limited liability company organized under the laws of the Netherlands (“Guarantor”). Concurrent with the execution of this First Amendment, Tenant shall cause the Guarantor to execute the Confirmation of Guaranty included in this First Amendment.

11.          SNDA; NOTICE OF LEASE

A.            Reference is made to a Subordination, Nondisturbance and Attornment Agreement dated December 23, 2014 by and among Citizens Bank, National Association, as Lender (“Lender”), Tenant and Landlord (“Existing SNDA”). Landlord shall, at the time of the execution and delivery of this Amendment, cause Current Mortgagee to execute and deliver a replacement SNDA, in form attached hereto as Exhibit G, First Amendment (the parties acknowledging that, for purposes of the Lease, Exhibit G, First Amendment, is not deemed to be a replacement for Exhibit 13 to the Lease).

B.            Simultaneously with the execution and delivery of this Amendment, the parties shall enter into a Notice of Lease in the form of Exhibit H, First Amendment, which shall be recorded together with the SNDA promptly thereafter (such recording to be at Tenant’s expense).

12.          BROKER

Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment. Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

13.          NOTICES

For all purposes of the Lease, the notice address for Landlord is as follows:

King Street Properties

800 Boylston Street, Suite 1570

Boston, Massachusetts 02199

With a copy to:

Goulston & Storrs PC

400 Atlantic Avenue

Boston, Massachusetts 02110

Attn: King Street

For all purposes of the Lease, the notice address for Tenant is as follows:

uniQure, Inc.

113 Hartwell Avenue

Lexington, Massachusetts
Attn: David Cerveny, Esq.

With copies to:

DLA Piper LLP (US)

33 Arch Street

Boston, Massachusetts 02110

Attn: Geoff Howell, Esq.

and, via e-mail only (provided that a hard copy of any e-mail notice is given to the above above addresses within two (2) business days of any such e-mail notice):

Iegalnotices(a)uniqure.com

The foregoing addresses are subject to change in accordance with Section 24 of the Lease.

14.                               INAPPLICABLE LEASE PROVISIONS

Article 3 of the Lease (except Sections 3.3(h) and 3.4, to the extent incorporated by reference in Section 5 above) shall have no applicability with respect to this First Amendment.

15.          MISCELLANEOUS

A.            Effective as of the Expansion Premises Term Commencement Date, the definition of Premises is revised to include the one loading bay in the Expansion Premises, which loading bay is dedicated to Tenant’s use.

B.            The parties acknowledge and agree that the Common Hallway referenced in Section 1.3(a) of the Lease, serves only the Premises and the Expansion Premises. Effective on the Expansion Premises Commencement Date, the Tenant will responsible for 100% of the costs to clean, maintain, and repair the Common Hallway as part of Operating Costs (subject to the provisions of Section 5.2 of the Lease).

C.            Effective as of the Expansion Premises Term Commencement Date, the provisions of Section 13.7 of the Lease are hereby amended by deleting the number five thousand (5,000) where it appears and replacing it with the number seven-thousand five hundred (7,500).

D.            Landlord shall, within ten (10) days after the execution and delivery of this Amendment by both parties, reimburse Tenant the amount of $10,545.47 for the legal costs incurred by Tenant in connection with the review of the Condominium Documents and REAs.

E.            Tenant shall have the appurtenant right in common with others to use the common bicycle sharing program and services that are available to the Property pursuant to the PTDM.

F.             The Restoration Areas, as defined in Section 15.1 of the Lease, shall include the Parking Deck, the Pavilion and any other common areas under the REAs and common areas under the Condominium Documents that are necessary to provide Tenant with the appurtenant rights and services required under the Lease.

G.            Landlord hereby represents to Tenant that Landlord has delivered to Tenant a true and accurate copy of the title insurance policy which it obtained from First American Title Insurance Company Policy No. 850006-2 dated July 19, 2017 at 4:00 pm, a copy of which is attached hereto as Exhibit H, First Amendment. Landlord further represents to Tenant that, to the Best of Landlord’s Knowledge, as hereinafter defined, no other encumbrances or matters affecting the title of the Property have been recorded at the Registry or filed at the Land Court between July 19, 2017 and the Execution Date of this First Amendment. The phrase “to the Best of Landlord’s Knowledge” shall mean to the best of the knowledge of Brian Grisaru, who is Landlord’s Asset Manager for the Property, without any obligation to perform any investigation or due diligence.

H.            Tenant’s Self-Help Right. The first sentence of Section 20.9(b) of the Lease is hereby deleted in its entirety and the following is substituted in its place (the underlined portion of the following sentence showing the change in said first sentence):

“If Landlord is in default (determined in accordance with Section 20.9(a) above) under any provision of this Lease other than Section 3 hereof (it being understood and agreed that Tenant’s remedies for Landlord’s default of Landlord’s Section 3 obligations are set forth in said Section 3), or if Landlord’s failure to perform any of its obligations hereunder poses an imminent risk of damage or injury to persons or property or constitutes a violation of Legal Requirements, or if there occurs a Casualty affecting the Premises or Tenant’s use of the Common Areas, and the then holder if any Mortgage affecting the Property declines to allow insurance proceeds to be used to restore the damage caused by such Casualty by reason of a default by Landlord under the Mortgage that the Landlord has the right to cure and that is curable by Tenant, and (i) if such default or failure under the Lease materially adversely affects Tenant’s ability to operate its business in the ordinary course in accordance with the terms of this Lease or (ii) in any event with respect to such default under the Mortgage, then Tenant shall have the right to cure such default or perform such obligation which Landlord failed to perform, as the case may be, on Landlord’s behalf (provided that Tenant shall not violate or render void any warranties maintained by Landlord of which Tenant has prior written notice, and in no event shall any such cure affect any other tenant in the Building), in which event Landlord shall reimburse Tenant within thirty (30) days after receipt of a reasonably detailed invoice for all reasonable costs and expenses incurred by Tenant in connection therewith, together with interest at the Default Rate.”

16.          CONFLICT

In the event that any of the provisions of the Lease are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.

17.          RATIFICATION

As hereby amended, the Lease is ratified, confirmed and approved in all respects.

[remainder of page blank; signature page to follow]

EXECUTED under seal as of the date first above written.

LANDLORD:

KING 113 HARTWELL LLC,

a Massachusetts limited liability company

By: King Dickey LLC, its manager

By:	King Street Properties Investments LLC,
its manage

	By:	/s/ Stephen D. Lynch
	Name:	Stephen D. Lynch
	Title:	Manager

TENANT:
UNIQURE, INC.,
a Delaware corporation

By:
Name:
Title:

CONFIRMATION OF GUARANTY

The undersigned, as Guarantor of the above-referenced Lease pursuant to a Guaranty dated as of July 24, 2013, hereby consents to the foregoing First Amendment and confirms and agrees that said Guaranty shall remain in full force and effect in accordance with the terms thereof with respect to the Lease as amended by the foregoing First Amendment.

EXECUTED UNDER SEAL as of the date first above written.

GUARANTOR:
UNIQURE N.V., a public limited liability company
organized under the laws of the Netherlands

By.
Name ZVIaIPTCapusta
Title: Chief Executive Officer

By:
Name: Christian Klemt
Title: Chief Accounting Officer

Revised Exhibit 10, First Amendment

EXECUTED under seal as of the date first above written.

LANDLORD:

KING 113 HARTWELL LLC,

a Massachusetts limited liability company

By. King Dickey LLC, its manager

By: King Street Properties Investments LLC,
its manager

By:

Name:

Title:

TENANT:

UNIQURE, INC.,

a Delaware corporation

By:

Name:

Title:

CONFIRMATION OF GUARANTY

The undersigned, as Guarantor of the above-referenced Lease pursuant to a Guaranty dated as of July 24, 2013, hereby consents to the foregoing First Amendment and confirms and agrees that said Guaranty shall remain in full force and effect in accordance with the terms thereof with respect to the Lease as amended by the foregoing First Amendment.

EXECUTED UNDER SEAL as of the date first above written.

GUARANTOR:
UNIQURE N.V., a public limited liability company
organized under the laws of the Netherlands

By:
Name: Matt Kapusta
Title: Chief Executive Officer

By:
Name: Chri an Klemt
Title: Chi Accounting Officer

Revised HAIM 10. Firm Amendment

EXHIBIT A, FIRST AMENDMENT

EXPANSION PREMISES

EXHIBIT B, FIRST AMENDMENT

ADDITIONAL ROOFTOP PREMISES

EXHIBIT C, FIRST AMENDMENT

PLAN SHOWING LOCATIONS OF THE PARKING AREAS (INCLUDING THE PARKING
DECK AND TENANT’S RESERVED PARKING SPACES), THE PAVILION, AND THE
EXPANSION PREMISES GENERATOR LOCATION

EXHIBIT D, FIRST AMENDMENT
SUBORDINATION OF LEASE

THIS CONDOMINIUM SUBORDINATION AND RECOGNITION AGREEMENT (this “Agreement”) dated as of November 9, 2018 among KING 113 HARTWELL LLC, as TRUSTEE OF THE HARTWELL AVENUE CONDOMINIUM, and KING 115 HARTWELL LLC, as TRUSTEE OF THE HARTWELL AVENUE CONDOMINIUM (collectively, the “Trustees”), KING 113 HARTWELL LLC, a Massachusetts limited liability company (“Landlord”), and UNIQURE, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Master Deed dated June 15, 2017, and recorded in the Middlesex County South Registry of Deeds (the “Registry”) in Book 69458, Page 399 (“Master Deed”) and that certain Declaration of Trust dated June 15, 2017, and recorded in the Registry in Book 69458, Page 430 (“Trust”) and the rules and regulations attached thereto (the Master Deed and Trust, as the same may have been or may hereafter be amended or restated, are referred to herein collectively as the “Condominium Documents”), a condominium was established for the property described on Exhibit “A” to the Master Deed under the provisions of Chapter 183A, Section 21 of the Massachusetts General Laws (the “Condominium”); and

WHEREAS, by that certain Lease dated July 24, 2013, between Landlord, as landlord, and Tenant, as tenant, as it may be amended, from time to time, (the “Lease”), Tenant has hired from Landlord, and Landlord has leased to Tenant, certain premises in the Condominium, which premises are more particularly described in the Lease (the “Premises”); and

WHEREAS, Landlord and the Trustees have requested that the Tenant subordinate the Lease in priority to the Condominium Documents; and

WHEREAS, Tenant has asked the Trustees to recognize the Lease and the Trustees have agreed to provide for such recognition, subject to the terms of this Agreement; and

WHEREAS, all capitalized terms herein which are not separately defined herein will have the meanings given to those terms in the Master Deed.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                        Tenant hereby confirms to the Trustees, and the Trustees on behalf of the Trust and on behalf of the Trust’s successors and assigns, agrees that, the Lease and the term and estate thereby granted are and shall always be subordinate in all respects to the Condominium Documents, except that: (i) in the event of any conflict between the provisions of the Condominium Documents and the provisions of this Lease, the provisions of this Lease shall control, (ii) Tenant shall have no obligation or liability under the Condominium Documents separate and apart from its obligations under the Lease and no obligation or liability to the Trustees or Unit Owners (other than obligations and liabilities owed to the Unit Owner that is the Landlord under the Lease, in its capacity as landlord), and (iii) Landlord shall not be relieved of any obligation to Tenant under this Lease on account of the provisions of the Condominium Documents. Without limiting the foregoing, the Landlord and the Trustees hereby acknowledge and agree as follows:

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(a) Notwithstanding the fact that the Outdoor Patio Location is defined as a General Common Element in the Master Deed, such Outdoor Patio Location (as defined in the Lease) shall be for the Tenant’s exclusive use, as set forth in the Lease.

(b) The Trustees shall not exercise, or permit the exercise, of any rights in the air space above the 113 Hartwell Unit (a General Common Element) in violation of the Lease, and nothing in the Condominium Documents shall be deemed to limit Tenant’s rights to the use of the air space above the 113 Hartwell Unit in accordance with the Lease.

(c) The rights of the Trustees to modify the General Common Elements and enter the Premises (as part of the 113 Hartwell Unit) shall be subject to the provisions of the Lease with respect to the same or the Tenant’s appurtenant rights under the Lease.

2.                        So long as (i) the Lease is in full force and effect, and (ii) Tenant is not in default under the Lease beyond any applicable notice and cure period (as required under the Lease), then, in the event that the Trustees forecloses on any lien for common charges on the Property under the Condominium Documents, or otherwise, then the Trustees shall not cause or have the right to cause (a) the Lease to be terminated, (b) Tenant’s use, possession or enjoyment of the Premises to be terminated, altered, or disturbed, or (c) name Tenant as a defendant in any foreclosure action for the purpose of terminating the Lease (unless joinder is required by law or rule of the courts, in which case the Trustees shall not seek affirmative relief against Tenant), and, following a foreclosure or other succession to the rights of Landlord pursuant to the Condominium Documents shall recognize Tenant as a direct tenant of the Trustees (or their designee), on all of the terms and conditions set forth in the Lease, except to the extent inconsistent with the provisions of Paragraph 3 below. The provisions of this Paragraph 2 shall not in any way be deemed to diminish Landlord’s rights under the Lease.

3.                        In the event the Trustees (or their designee) shall succeed to Landlord’s interest under the Lease, whether through possession or foreclosure action or otherwise, Tenant and its successors and assigns shall automatically, without requiring further action, attorn to and recognize the Trustees (or their designee) as Tenant’s landlord under the Lease and the Trustees (or their designee) shall accept such attornment, upon the covenants, agreements, terms, provisions and conditions of the Lease to the same extent and in the same manner as if the Lease were a direct lease between the Trustees (or their designee) and Tenant, except, if the Trustees (or their designee) succeed to Landlord’s interest under the Lease at a time when the owner of the 115 Hartwell Unit is not affiliated with Landlord, then the Trustees (or their designee) shall not be:

(i)                                     bound by any payment of rents, additional rents or other sums which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Landlord) more than thirty (30) days in advance of the date upon which such payment was due, unless any such payment (i) is specifically required by the Lease, or (ii) was otherwise actually received by the Trustees;

(ii)                                  liable for any act or omission of any prior landlord (including the Landlord) provided, that, nothing in this clause (a) being deemed to relieve the Trustees of its continuing obligations as landlord under the Lease with respect to the period from and after the date of such succession;

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(iii)                               subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord) (other than offsets expressly provided for in the Lease);

(iv)                              liable for or incur any obligation with respect to the construction of the Property or any improvements therein (provided that nothing in this Agreement shall prohibit or delay Tenant from the exercise of its express remedies set forth in the Lease, regardless of when such remedies are triggered or whether the events giving rise to such remedies arose out of the act of Landlord prior to such succession);

(v)                                 obligated to repair, replace, rebuild or restore the premises covered by the Lease (or any portion thereof) in the event of a casualty or condemnation that occurred prior to the date of any such succession, except to the extent that the same can be accomplished from the net proceeds of insurance or condemnation awards actually received by or made available to the Trustees (or their designee); or

(vi)                              bound by or responsible for any security deposit or prepaid rent not actually received by the Trustees.

4.                                      This Agreement contains the entire agreement between the parties and may not be discharged or modified orally or by any course of conduct of the parties hereto other than by an agreement in writing specifically referring to this Agreement and signed by the party or parties to be charged thereby.

5.                                      The terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successor and assigns of the parties hereto (including without limitation the successors and assigns of the owners of the Units). It is expressly acknowledged and agreed by Landlord and Tenant that as between Landlord and Tenant, the subordination of the Lease to the Condominium Documents effectuated pursuant to this Agreement shall in no way affect Landlord’s and/or Tenant’s rights and obligations under the Lease.

6.                                      Any notices or communications given under this Agreement shall be in writing and shall be given by personal delivery, overnight courier, or registered or certified mail, return receipt requested, (a) if to the Trustees, at the address as set forth below, or such other addresses or persons as the Trustees may designate by notice in the manner herein set forth, (b) if to the Landlord, at the address as set forth below, or such other addresses or persons as the Landlord may designate by notice in the manner herein set forth, or (c) if to the Tenant, at the address as set forth below, or such other addresses or persons as the Tenant may designate by notice in the manner herein set forth. All notices given in accordance with the provisions of this Section shall be effective upon receipt (or refusal of receipt) at the address of the addressee.

Landlord:

King Street Properties

800 Boylston Street, Suite 1570

3

Boston, Massachusetts 02199

With a copy to:

Goulston & Storrs PC

400 Atlantic Avenue

Boston, Massachusetts 02110

Attn: King Street

Tenant:

uniQure, Inc.

113 Hartwell Avenue

Lexington, Massachusetts
Attn: David Cerveny, Esq.

With copies to:

DLA Piper LLP (US)

33 Arch Street

Boston, Massachusetts 02110

Attn: Geoff Howell, Esq.

and, via e-mail only (provided that a hard copy of any e-mail notice is given to the above above addresses within two (2) business days of any such e-mail notice):

Lexalnot ices@uniqure com

Trustees:

c/o King Street Properties

800 Boylston Street, Suite 1570

Boston, Massachusetts 02199

With a copy to:

Goulston & Storrs PC

400 Atlantic Avenue

Boston, Massachusetts 02110

Attn: King Street

7.                                      (a)                                 The person executing this Agreement on behalf of the Trustees has the authority to execute such agreement and all necessary action has been taken to authorize the execution and delivery of this Agreement by such person. The Trustees acknowledge that they are all of the owners of the Units under the Condominium and that this Agreement is binding on the Trustees in their capacity as Unit Owners.

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(b)                                 Any person executing this document on behalf of the Trustees shall be liable solely in such capacity and not individually or otherwise.

(c)                                  The person executing this Agreement on behalf of the Tenant has the authority to execute such agreement and all necessary action has been taken to authorize the execution and delivery of this Agreement by such person.

8.                                      This Agreement shall terminate and be void automatically, immediately upon the expiration or earlier termination of the Lease, and without the need for any termination or other agreement.

9.                                      If any provision of this Agreement, or the application thereof to any person or circumstances, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected, but, rather, shall be enforced to the fullest extent permitted by law.

10.                               This Agreement may be executed in counterparts, any one or all which shall be one and the same agreement.

11.                               This Agreement shall be governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

THE TRUSTEES OF THE CONDOMINIUM

KING 113 HARTWELL LLC
	By:	King Dickey LLC, its manager
		By:	King Street Properties Investments
LLC, its manager

By:
Name:
Title:
As Trustee and not individually

KING 115 HARTWELL LLC
	By:	King Dickey LLC, its manager
		By:	King Street Properties Investments
LLC, its manager

By:
Name:
Title:
As Trustee and not individually

LANDLORD:

KING 113 HARTWELL LLC
	By:	King Dickey LLC, its manager
		By:	King Street Properties Investments
LLC, its manager

By:
Name:
Title:

UNIQURE, INC., a Delaware corporation

By:
Name:
Title:

6

COMMONWEALTH OF MASSACHUSETTS

SS.

On this date, November    , 2018, before me, the undersigned notary public, personally appeared                                 , the                                  of King Street Properties Investments LLC, manager of King Dickey LLC, manager of King 113 Hartwell LLC, proved to me through satisfactory evidence of identification, which were                                                           to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, in such capacity.

Notary Public
My commission expires:

COMMONWEALTH OF MASSACHUSETTS

ss.

On this date, November    , 2018, before me, the undersigned notary public, personally appeared                            the                                of King Street Properties Investments LLC, manager of King Dickey LLC, manager of King 115 Hartwell LLC, proved to me through satisfactory evidence of identification, which were                                                       to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, in such capacity.

Notary Public
My commission expires:

COMMONWEALTH OF MASSACHUSETTS

, ss.

On this date, November    2018, before me, the undersigned notary public, personally appeared                                   the                                      of Citizens Bank, a National Association, proved to me through satisfactory evidence of identification, which were                                                             to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

7

COMMONWEALTH OF MASSACHUSETTS

, ss.

On this date, November , 2018, before me, the undersigned notary public, personally appeared                                                , the                                    of uniQure, Inc., a Delaware corporation, proved to me through satisfactory evidence of identification, which were                                                                to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

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EXHIBIT E, FIRST AMENDMENT

FIXTURES AND EQUIPMENT TO BE LEFT BY QUANTERIX

NONE

EXHIBIT F, FIRST AMENDMENT
DECOMMISSIONING PROVISIONS UNDER QUANTERIX LEASE

At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including any Alterations permitted or required by Landlord to remain therein) free of Hazardous Materials used or otherwise brought onto the Premises by Tenant and, to the extent such Hazardous Materials include any radioactive materials or substances, otherwise released for unrestricted use and occupancy (the “Surrender Plan”). The Surrender Plan (i) shall be accompanied by a current list of (A) all Required Permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall reasonably request. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 21.3 below), Tenant shall deliver to Landlord a certification (“Industrial Hygienist Certification”) from an industrial hygienist reasonably acceptable to Landlord certifying that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease) in the condition required hereunder. Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Report. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as Additional Rent upon demand. Tenant’s obligations under this Section 20.1(b) shall survive the expiration or earlier termination of the Term.

EXHIBIT G, FIRST AMENDMENT
REPLACEMENT SNDA

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (hereinafter, the “Agreement”) is made this 9th day of November, 2018, by and among KING 113 HARTWELL LLC (hereinafter, the “Landlord” or “Borrower”), with an address of c/o King Street Properties, 255 Bear Hill Road, Waltham, MA 02451, UNIQURE, INC. (hereinafter, the “Tenant”), with an address of 113 Hartwell Avenue, Lexington, Massachusetts 02421, Attn: David Cerveny, Esq. , and CITIZENS BANK, NATIONAL ASSOCIATION (hereinafter, the “Mortgagee”), with a principal place of business at Citizens Bank, National Association, 28 State Street, 12th Floor Boston, MA 02109, Attn: Sean Randall.

Introductory Provisions

A.                                    Mortgagee is relying on this Agreement as an inducement to Mortgagee in making and maintaining a loan (hereinafter, the “Loan”) secured by, among other things, a certain Amended and Restated Mortgage, Financing Statement, and Security Agreement dated as of June 2017, and recorded with the Middlesex South District Registry of Deeds at Book 69458, Page 477 (hereinafter, the “Mortgage”) given by Borrower covering property commonly known as and numbered 113 Hartwell Avenue, Lexington, Middlesex County, Massachusetts (hereinafter, the “Property”).

B.                                    Tenant is the holder of and tenant under that certain lease (hereinafter, as amended, the “Lease”) dated July 24, 2013, and amended by a First Amendment (the “Amendment”) dated as of November 9, 2018 made with Landlord, covering certain premises (hereinafter, the “Demised Premises”) at the Property, notice of which Lease is being contemporaneously recorded herewith.

C.                                    Mortgagee requires, as a condition to the maintaining of the Loan and the execution of the Amendment, that the Mortgage be and remain superior to the Lease.

D.                                    Tenant requires, as a condition to the Lease being subordinate to the Mortgage, that its rights under the Lease be recognized.

E.                                     Mortgagee, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Mortgagee will rely hereon in making and maintaining the Loan, Mortgagee, Landlord, and Tenant agree as follows:

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1.                                      The Lease is subordinate and inferior to the lien of the Mortgage and any renewal, substitution, extension or replacement thereof and each advance made thereunder as though said Mortgage, and each such renewal, substitution, extension or replacement were executed, recorded and the advance made before the execution of the Lease.

2.                                      So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure any such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed, (i) Tenant’s occupancy of the Demised Premises shall not be disturbed by Mortgagee, nor will Tenant’s rights under the Lease be impaired (except as expressly provided in this Agreement), in the exercise of any of its rights under the Mortgage during the term of the Lease or any extension or renewal thereof, made in accordance with the terms of the Lease, and (ii) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

3.                                      In the event any proceedings are brought for the foreclosure of the Mortgage, or if the Property or the Demised Premises are sold pursuant to the power of sale under the Mortgage, Tenant shall attorn to the purchaser upon any such foreclosure sale and shall recognize such purchaser thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any reasonable instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment on the terms and conditions set forth in this Agreement, and (b) an estoppel certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that to the best of Tenant’s knowledge, no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

4.                                      If Mortgagee shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Demised Premises, upon any foreclosure of the Mortgage, Mortgagee or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be performed or observed that the Landlord had or would have had if Mortgagee or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Mortgagee or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Mortgagee, or such purchaser, have the same remedies against Mortgagee, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had

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under the Lease against Landlord if Mortgagee or such purchaser had not succeeded to the interest of Landlord; provided, however, that Mortgagee or such purchaser shall only be bound during the period of its ownership, all Tenant claims shall be satisfied only out of the interest, if any, of Mortgagee or such purchaser in the Property, and Mortgagee and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord) provided, that, nothing in this clause (a) being deemed to relieve Mortgagee or any such purchaser of its continuing obligations as landlord under the Lease with respect to the period from and after the date of such succession; or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements therein (provided that nothing in this Agreement shall prohibit or delay Tenant from the exercise of its express remedies set forth in Section 5 of the Amendment (as it may incorporate Section 3.4 of the Lease) with respect to the Landlord’s Additional Premises Contribution), regardless of when such remedies are triggered or whether the events giving rise to such remedies arose out of the act of Landlord prior to such succession); or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord) (other than offsets expressly provided for in the Lease); or (d) bound by any rent or additional rent which Tenant might have paid for more than one month in advance of the date due to any prior landlord (including the Landlord); or (e) bound by any amendment or modification of any term of the Lease (other than amendments exercising the rights of Tenant that are expressly contemplated by the Lease, such as for extension or expansion) made without Mortgagee’s prior written consent, such consent not be unreasonably withheld, conditioned or delayed; or (0 bound by or responsible for any security deposit or prepaid rent not actually received by Mortgagee (Mortgagee acknowledging that, upon actual receipt thereof, it shall hold any cash Security Deposit under the Lease on the terms and conditions set forth in the Lease); or (g) liable for or incur any obligation with respect to any breach of warranties of any nature under the Lease or otherwise including without limitation any warranties respecting use, compliance with zoning, landlord’s title, landlord’s authority, habitability and/or fitness for any purpose, or possession; or (h) liable for consequential damages. Mortgagee acknowledges that it has approved the Amendment.

5.                                      Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of the Landlord under the Lease, or any subsequent Landlord, in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed.

6.                                      Tenant agrees to provide Mortgagee with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been mailed, postage prepaid, to Landlord at Landlord’s address, and to Mortgagee at its address stated in (or pursuant to) Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within said thirty-day period, such period shall be extended for such additional period of time as shall be reasonably necessary for Mortgagee to obtain possession of the Property and to foreclose the Mortgage (but in any event not to exceed 180 days in the aggregate), if Mortgagee gives Tenant written notice of Mortgagee’s election to undertake the cure of the default within such 30 day period and if

3

curative action (including, without limitation, action to obtain possession and foreclose) is instituted within such 30 day period and is thereafter diligently pursued. Mortgagee shall have no obligation to cure any default under the Lease prior to the time that it succeeds to the interest of Landlord under the Lease. Nothing in this Section 6 shall be deemed to prohibit or delay Tenant from exercising its express termination rights under the Lease pursuant to Sections 9.5 [interruption] and Article 15 [casualty/condemnation] thereunder on the terms and conditions contained therein.

7.                                      Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered by United States mail, registered or certified, postage fully prepaid, return receipt requested, or by recognized courier service addressed to the party to whom it is being given at its address set forth above, or such other address as such party may have specified theretofore by notice delivered in accordance with this sentence. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided. A copy of any notice to Tenant shall also be sent to DLA Piper LLP (US), 33 Arch Street, Boston, MA 02110, Attn: Geoff Howell, Esq. and a copy of any notice to Mortgagee shall also be sent to Citizens Bank, National Association, 28 State Street, 12th Floor, Boston, MA 02109, Attn: Sean Randall.

8.                                      This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

9.                                      In the event the Mortgagee notifies Tenant of an Event of Default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to the Mortgagee. Landlord joins in this Agreement for the purpose of acknowledging that any payments to Mortgagee pursuant to this Section 9 shall be treated as payments of rent under the Lease, without any obligation of Tenant to verify the authenticity of such notice from Mortgagee.

10.                               Mortgagee agrees that in the event of any casualty affecting the Property, the provisions of Section 1.8 of the Mortgage, a copy of which is attached hereto, as Schedule A, shall control the use and distribution of insurance proceeds, and that in the event of any taking affecting the Property, the provisions of Section 1.9 of the Mortgage, a copy of which is attached hereto as Schedule B, shall control the use and distribution of taking proceeds, except to the extent that Tenant is entitled to any such proceeds pursuant to the provisions of Sections 15.3 and 15.4 of the Lease. Nothing in this Section 10 shall diminish or effect Tenant’s rights to terminate the Lease pursuant to Article 15. Landlord covenants and agrees for the benefit of Tenant that it shall comply with the provisions of the Mortgage necessary for the release of the insurance proceeds or condemnation awards for restoration of the Property to the extent such compliance is within the control of Landlord.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal as of the date first above written.

MORTGAGEE:
CITIZENS BANK, A NATIONAL ASSOCIATION

By:
Name:
Title:

TENANT:

uniQure, Inc.

By:
Name:
Title:

By:
Name:
Title:

LANDLORD

KING 113 HARTWELL LLC

By:	King Dickey LLC, its manager
By: King Street Properties Investments LLC, its manager

By:
Name:
Title:

5

COMMONWEALTH OF MASSACHUSETTS

                              ss.

On this date, November 9, 2018, before me, the undersigned notary public, personally appeared                                   , the                                    of King Street Properties Investments LLC, manager of King Dickey LLC, manager of King 113 Hartwell LLC, proved to me through satisfactory evidence of identification, which were                                                  to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, in such capacity.

Notary Public
My commission expires:

COMMONWEALTH OF MASSACHUSETTS

                              ss.

On this date, November , 2018, before me, the undersigned notary public, personally appeared                                    , the                                    of Citizens Bank, a National Association, proved to me through satisfactory evidence of identification, which were                                                         to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

6

COMMONWEALTH OF MASSACHUSETTS

                             ,  ss.

On this date, November , 2018, before me, the undersigned notary public, personally appeared                                   , the                                    of                                                , a                                                     proved to me through satisfactory evidence of identification, which were                          to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

COMMONWEALTH OF MASSACHUSETTS

                              , ss.

On this date, November , 2018, before me, the undersigned notary public, personally appeared                                   , the                                    of                                                , a                                                     proved to me through satisfactory evidence of identification, which were                          to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My commission expires:

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King 113 Hartwell LLC, as Landlord under the Lease, and Mortgagor under the Mortgage, agrees for itself and its successors and assigns that:

The above agreement does not:

constitute a waiver by Mortgagee of any of its rights under the Mortgage or any of the other Loan documents; or

in any way release Mortgagor or Borrower from their obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and other Loan documents;

The provisions of the Mortgage remain in full force and effect and must be complied with by Borrower; and

Following an Event of Default under the Mortgage, Tenant may pay all rent and other sums due under the Lease to Mortgagee as provided for above.

BORROWER/MORTGAGOR KING 113 HARTWELL LLC

By:	King Dickey LLC, its manager
	By:	King Street Properties Investments LLC, its manager

By:
Name:
Title:

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COMMONWEALTH OF MASSACHUSETTS

                              , ss.

On this date, November , 2018, before me, the undersigned notary public, personally appeared                                   , the                                    of King Street Properties Investments LLC, manager of King Dickey LLC, manager of King 113 Hartwell LLC, proved to me through satisfactory evidence of identification, which were                                                      to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose in such capacity.

Notary Public
My commission expires:

9

SCHEDULE A

PROVISIONS OF MORTGAGE GOVERNING USE OF INSURANCE PROCEEDS

1.8.                            Casualty.

(a)                                 In the event of any damage or destruction, with a repair or replacement cost of more than $1,000,000 in the aggregate, to the Mortgaged Property or the other Collateral by reason of fire or other hazard or casualty (collectively, a “Casualty”), the Mortgagor shall give immediate written notice thereof to the Mortgagee and proceed with reasonable diligence, in full compliance with all applicable laws and regulations (“Legal Requirements”), to repair, restore, rebuild or replace the affected property (collectively, the “Repair Work”); provided, however, that if a Casualty affects any improvements that any tenant is required to repair, restore, rebuild or replace following a Casualty under the terms of any Lease, then the Mortgagor shall not be required to repair, restore, rebuild or replace such improvements. If pursuant to paragraph (c) below, the Mortgagee applies insurance proceeds to the Obligations and does not release the same to the Mortgagor, the obligation of the Mortgagor to complete the Repair Work shall be limited to taking all actions reasonably required to make the Mortgaged Property safe and in compliance with all Legal Requirements and to restore the undamaged portion of the Mortgaged Property to an economically functional unit to the extent that it is reasonably possible to do so.

(b)                                 All property insurance claims shall be adjusted by the Mortgagor at the Mortgagor’s sole cost and expense, except that the adjustment of all property insurance claims of more than $1,000,000 shall be subject to the Mortgagee’s prior written approval, which shall not be unreasonably withheld; provided that if any Event of Default exists, the Mortgagee shall have the right to adjust and compromise such claims without the approval of the Mortgagor.

(c)                                  (1) In the event of any Casualty for which the estimated cost of repair, restoration, rebuilding or replacement (collectively, the “Repair Costs”) does not exceed $1,000,000, all proceeds of insurance shall be paid to the Mortgagor, and such insurance proceeds shall be used by the Mortgagor for the Repair Work and (2) in the event of any Casualty for which the estimated Repair Costs exceed $1,000,000, all proceeds of insurance shall be paid to the Mortgagee and, the Mortgagee shall release so much of the insurance proceeds as may be required to pay for the Repair Costs in accordance with the provisions of paragraph (d) below (and any excess shall be released to Borrower upon completion of the Repair Work). The provisions of this subsection (c) shall not apply with respect to (x) proceeds of insurance maintained by any tenant under any Lease, and such proceeds shall be paid and applied in accordance with the terms of such Lease, provided, that if any such Lease requires that proceeds of insurance be paid to the Mortgagor, then the provisions of this subsection (c) shall apply with respect to proceeds of insurance so paid to the Mortgagor; or (y), provided that the Mortgagee does not then hold a mortgage on both the 113 Hartwell Unit and the 115 Hartwell Unit of the Condominium, proceeds of insurance maintained by the Condominium Association or Condominium Trustees, and such proceeds shall be paid and applied in accordance with the terms of the Condominium Documents.

(d)                                 In the event that insurance proceeds are paid to the Mortgagee in accordance with Section 1.8(c)(2), then the Mortgagee shall release so much of the insurance proceeds as may be required to pay for the Repair Costs upon the satisfaction of the following conditions:

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(i)                                     prior written approval by the Mortgagee, and the Mortgagee’s Consultant, which approval shall not be unreasonably withheld or delayed, of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage;

(ii)                                  waivers of lien, architect’s certificates, contractor’s sworn statements and other evidence of costs, payments and lien -free completion as the Mortgagee may in good faith require;

(iii)                               funds shall be released upon final completion of the Repair Work, unless the Mortgagor requests earlier funding, in which event partial monthly disbursements equal to 95% of the value of the work completed (or, if the applicable contract is on a cost plus basis, then 95% of the costs of the work completed if such cost is less than the value thereof) shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by the Mortgagee of satisfactory evidence of payment and release of all liens relating to the restoration work;

(iv) determination in good faith by the Mortgagee that the undisbursed balance of such proceeds on deposit with the Mortgagee, together with additional funds deposited by the Mortgagor for the purpose, shall be sufficient to pay for the remaining Repair Costs, free and clear of all liens and claims for lien;

(v)                                 all work shall comply with Legal Requirements and shall be of a quality that is consistent with (or better than) the original construction of the Mortgaged Property or the construction of improvements to the Mortgaged Property pursuant to the Loan Agreement, as the case may be as reasonably determined by the Mortgagee’s Consultant;

(vi)                              sufficient Tenants having a termination right as a result of such Casualty shall have waived in writing any right to terminate their respective Leases as a result of such Casualty such that the Pro Forma Debt Service Coverage ratio following the restoration is not less than 1.25:1.00;

(vii)                           the Mortgaged Property is free and clear of all encumbrances except Permitted Title Exceptions; and

(viii)                        the absence of any Default or Event of Default.

The Mortgagee shall apply to the Obligations any such insurance proceeds not paid to the Mortgagor due to the Mortgagor’s failure to satisfy all of the foregoing conditions. The provisions of this subsection (d) shall not apply with respect to (x) proceeds of insurance maintained by any tenant under any Lease, and such proceeds shall be paid and applied in accordance with the terms of such Lease; provided, that if any such Lease requires that proceeds of insurance be paid to the Mortgagor, then the provisions of this subsection (d) shall apply with respect to proceeds of insurance to be paid to the Mortgagor; or (y), provided that the Mortgagee does not then hold a mortgage on both the 113 Hartwell Unit and the 115 Hartwell Unit of the Condominium, proceeds of insurance maintained by the Condominium Association or Condominium Trustees, and such proceeds shall be paid and applied in accordance with the terms of the Condominium Documents.

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SCHEDULE B

PROVISIONS OF MORTGAGE GOVERNING USE OF TAKING PROCEEDS

1.9.                            Taking. Except as otherwise provided in any Lease or, provided that the Mortgagee does not then hold a mortgage on both the 113 Hartwell Unit and the 115 Hartwell Unit of the Condominium, the Condominium Documents, if there is any taking for public use of the Mortgaged Property or of any tangible Collateral, the awards on account thereof shall be paid to the Mortgagee and shall be applied to the Obligations, or at the Mortgagee’s discretion released to the Mortgagor. If, in the case of a partial taking or a temporary taking, in the good faith judgment of the Mortgagee the effect of such taking is such that there has not been a material and adverse impairment of the viability of the Mortgaged Property or the value of the Collateral, so long as no Event of Default exists, the Mortgagee shall release awards on account of such taking to the Mortgagor if such awards are sufficient (or amounts sufficient are otherwise made available) to repair or restore the Mortgaged Property to a condition reasonably satisfactory to the Mortgagee and such partial or temporary taking shall not be deemed to violate the provisions of Section 1.13.

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EXHIBIT H, FIRST AMENDMENT
NOTICE OF LEASE

NOTICE OF LEASE

Notice is hereby given pursuant to Chapter 183, Section 4 of the General Laws, of a lease upon the following terms:

Landlord:	King 113 Hartwell LLC, a Massachusetts limited liability company with an address c/o King Street Properties, 255 Bear Hill Rd., Waltham MA 02451.

For Landlord’s title, see that certain Quitclaim Deed dated November 12, 2010, and recorded in the Middlesex South Registry of Deeds at Book 1392, Page 88 and the Southern Middlesex Land Court Registry District as Document #01549386

Tenant:	uniQure, Inc., a Delaware corporation with an address at 113 Hartwell Avenue, Lexington, MA 02421.

Date of Lease Execution:	July 24, 2013, as amended by a First Amendment dated November 9, 2018

Initial Premises:

Initially, approximately 53,343 rentable square feet of space in the Building, as more particularly shown as hatched, highlighted or outlined on the plan attached hereto as Exhibit A and made a part hereof The land on which the Premises are located is more particularly described on Exhibit B attached hereto and incorporated herein.

Expansion Premises:	Approximately 30,655 rentable square feet of space in the Building, as more particularly shown as the Expansion Premises on Exhibit A.

Term and Commencement Date:

The term commenced on October 1, 2013 and will expire on the date that is 10 years after the Expansion Premises Term Commencement Date, as defined in the Lease, which expiration date is estimated to be May 31, 2029.

Extension Options:	Two (2) extension options of five (5) years each.

Expansion Options:	Subject to the terms and conditions of the Lease, Tenant has a right of first offer to lease the balance of the Building.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference. The parties hereto do not intend this Notice of Lease to modibi or amend the terms, conditions and covenants of the Lease.

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Executed as an instrument under seal this day of November, 2018.

LANDLORD: KING 113 HARTWELL LLC, a Massachusetts limited liability company		TENANT: UNIQURE, INC.
By:
By:	King Dickey LLC, a Massachusetts limited liability	Name:
	company, its Manager	Title:

By:	King Street Properties Investments LLC, A Massachusetts	By:
	limited liability company, its Manager	Name:
Title:

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF

Before me, the undersigned notary public, on this                 day of November, 2018, personally appeared                                , who is personally known to me or was proved to me through a current document issued by a federal or state government agency bearing a photographic image of the signatory’s face and signature, to be the person whose name signed to the foregoing instrument and acknowledged to me that he signed it as his free act and deed and the free act and deed of King Street Properties Investments LLC, the manager of King Dickey LLC, which is the manager of King 113 Hartwell LLC, for its stated purpose.

[notary seal]

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF

Before me, the undersigned notary public, on this                  day of November, 2018, personally appeared                                , who is personally known to me or was proved to me through a current document issued by a federal or state government agency bearing a photographic image of the signatory’s face and signature, to be the person whose name signed to the foregoing instrument and acknowledged to me that he signed it as his free act and deed and the free act and deed of uniQure, Inc., for its stated purpose.

[notary seal]

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Exhibit A to Notice of Lease

Premises and Expansion Premises

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Exhibit B

Property Description

Real property in the City of Lexington, County of Middlesex, State of Massachusetts, described as follows:

Parcel One:

The 113 Hartwel Unit of the 113/115 Hartwell Avenue Condominium, a condominium created by Master Deed dated June IS, 2017 and recorded June 19, 2017 with the Middlesex County South District Registry of Deeds In Book 69458, Page 399, together with said Unit’s undivided interest In the common areas and facilities of said Condominium, al as set forth in said Master Deed.

Parcel Two:

The land Included within the 113/115 Hartwel Avenue Condominium has the benefit of the following:

A.) Reciprocal Easement Agreement by and among King 101 Hartwell LLC, King 113 Hartwell LLC, and King 4 Hartwell Place, LP dated March 24, 2014, filed as Document No. 1668032.

B.) Easements set forth In the Easement Agreement among King 4 Hartwell Place LLC, King 101 Hartwell LLC, King 113 Hartwell LLC and King 11.5 Hartwell LLC dated November 13, 2015 and filed November 16, 2015 as Document No. 17154116.

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REVISED EXHIBIT 10, FIRST AMENDMENT

REVISED AND RESTATED PTDM

Parking and Transportation Demand Management

Report for The Hartwell Innovation Campus, Lexington, MA

Submitted to:

Town of Lexington

Planning Department

1625 Massachusetts Avenue

Lexington, MA 02420

Submitted by:

King 4 Hartwell Place LLC

King 101 Hartwell LLC

King 113 Hartwell LLC

King 115 Hartwell LLC

c/o Lincoln Property Company

200 CambridgePark Drive

Cambridge, Ma 02140

Submitted on:

September 1, 2017

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Parking and Transportation Demand Management Update Report

September 1, 2017

OVERVIEW

As required by the Town of Lexington’s Planning Department, Minor Site Plan Reviews, dated November 2011, The Hartwell Innovation Campus is submitting this Parking and Transportation Demand Management (PTDM) Update Report for the following buildings:

•                  4 Hartwell Place, Lexington, MA

•                  101 Hartwell Avenue, Lexington, MA

•                  113 Hartwell Avenue, Lexington, MA

•                  115 Hartwell Avenue, Lexington, MA

4 Hartwell Place

This site is located behind 101 Hartwell Avenue and is a multi-tenant building with surface and garage parking. The 40,123 square foot building is currently occupied by three tenants: ReproCell USA Inc., occupying 10,724 square feet; Sekisui Diagnostics, LLC, occupying 18,707 square feet; and T2 BioSystems, Inc. occupying 10,692 square feet. There are approximately 107 employees in total at the site.

Parking

There is a surface parking lot along the front of the building, adjacent to the additional existing tenant entrances; this also leads to additional parking on the side of the building and on the first floor of the new garage, allowing for up to 171 approved parking spaces.

Of these 171 parking spots, 6 have been designated as high occupancy (HOV)/carpool vehicles and 6 as handicap,

Table la

Parking Inventory

Parking Type	Number of Spaces
Compact/Full	159
HOV/Carpool	6
HP	6
TOTAL	171

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101 Hartwell Avenue

This site is a multi-tenant building with surface parking. The 41,335 square foot building is currently occupied by two tenants: Promedior Inc., occupying 7,700 square feet; and T2 BioSystems, Inc. occupying 33,635 square feet. There are approximately 85 employees in total at the site.

There is a surface parking lot along the front of the building, adjacent to the additional existing tenant entrances; this also leads to additional parking on the side of the building allowing for up to 133 approved parking spaces.

Of these 133 parking spots, 6 have been designated as high occupancy (HOV)/carpool vehicles and 6 as handicap.

Table la

Parking Inventory

Parking Type	Number of Spaces
Full/Compact	121
HOV/Carpool	6
HP	6
TOTAL	133

113 Hartwell Avenue

This site is located directly adjacent to 101 Hartwell Avenue, and is also a multi-tenant building with surface and garage parking. The 103,800 square foot building is currently occupied by three tenants: Quanterix Corporation, occupying 30,655 square feet; Taris Corporation, occupying 19,802 square feet; and uniQure Corporation, occupying 53,343 square feet. The three tenants combined have approximately 278 employees on site.

115 Hartwell Avenue

This site is located directly adjacent to 113 Hartwell Avenue, and is a single tenant building with surface and garage parking. The 91,211 square foot building is currently occupied by WAVE Life Sciences USA, Inc. WAVE is occupying the building in phases and currently has 25 employees. WAVE is expected to grow to about 100 employees at 115 Hartwell.

113 Hartwell and 115 Hartwell Parking

There is a surface parking lot along the front of each building, adjacent to existing tenant entrances, an expansive surface parking area behind the buildings and a new parking garage adjacent to 4 Hartwell Place allowing for up to 369 approved parking spaces with 145 stalls in the garage provided at 4 Hartwell Place by Special Permit.

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Of the 514 spots, 7 have been designated as high occupancy (HOV)/carpool vehicles, 11 as handicap, and 8 designated for electric vehicle charging stations.

Table lb

Parking Inventory

Parking Type	Number of Spaces
Compact/Full	488
HOV/Carpool	7
HP	11
EV Charging	8
TOTAL	514

COMMUTING OPTIONS & METHODS

In 2017, onsite employees at The Hartwell Innovation Campus were surveyed to determine their commuting methods and preferences.

The origin for employees commuting to The Hartwell Innovation Campus is Lexington, Cambridge, Arlington, Boston and surrounding communities, as well as the North Shore, South Shore, Metro West, and Southern New Hampshire. Based on survey results, a relatively equal number of employees at the building are commuting short distances (<20 miles) and medium distances (20-40 Miles), while only 8% are commuting long distances (>40 miles).

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Table 2

Commuting Distance (2017 data)

COMMUTING DISTANCE (ONE WAY)

Table 3

Commuting Methods (2017 data)

COMMUTING METHODS

As noted in the above chart, the majority of employees are commuting to work in SOV’s daily, while a small percentage are using alternative methods like carpooling, REV Shuttle, public transportation and bicycling. While SOV’s are still the primary mode of transportation at 91%, we are working toward a 10% decrease in SOV users from 2017 - 2018 as the growing population of

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employees use alternative transportation such as bicycles and the REV Shuttle. Additionally, we continue to encourage the public transportation options available to our tenants.

MITIGATION PROGRAMS

The Hartwell Innovation Campus has developed and implemented an ongoing comprehensive Parking and Transportation Demand Management Plan designed to minimize the number of single occupancy vehicles (SOV) entering the site and encourage the use of alternate methods of transportation in an effort to reduce traffic volume on Hartwell Avenue.

We have implemented the following programs to encourage modes of alternative transportation such as bicycle/pedestrian trips, public transportation, ridesharing and shuttle services:

Membership to the 128 Business Council

The Hartwell Innovation Campus renewed the membership with the 128 Business Council in Spring of 2017. This partnership has provided our tenants with valuable resources provided by the 128 Business Council. Coupled with our on-site programs, we anticipate this mode of transportation will further reduce the percentage of employees commuting in SOV’s during the upcoming year.

Benefits Available to Employees Include:

•                                     Carpool matching Database

•                                     NuRide

•                                     Alewife/Hartwell Shuttle- THE REV

•                                     Guaranteed Ride Home

•                                     Individual transportation and route planning assistance

•                                     Bicycle route maps and route planning assistance

•                                     On-site commuter benefit events

•                                     On-line trip planning tools

The 128 Business Council is available to all Tenant employees, via on site events hosted by The Hartwell Innovation Campus or scheduled meetings for individual tenants, to promote the above programs.

Bike Share Program

To encourage bike trips, centrally located bike racks have been provided with the capacity for 62 bicycles. The quantity of bikes stored on the racks is monitored closely on a daily basis to ensure adequate space is available.

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The Bikeshare program is designed to promote bike trips by providing tenants with a free and convenient opportunity to sign out a bicycle to pick-up lunch, do other local errands, or just enjoy a ride on the Minuteman Bikeway. To encourage use of the building’s shared bicycles, each building is equipped with an onsite shower. Each tenant also has the opportunity to request complimentary shower supplies through the Transportation Coordinator.

Public Transportation

The Hartwell Avenue area is currently serviced by 2 MBTA bus routes (#62, Bedford V.A. Hospital — Alewife Station & #76 Hanscom/Lincoln Lab — Alewife Station). Both bus routes are within walking or biking distance of The Hartwell Innovation Campus.

Information regarding public transportation options has been communicated to employees at The Hartwell Innovation Campus via email blasts and tenant meetings.

The Hartwell Innovation Campus recognizes the need for more public transportation options to and from Hartwell Avenue, and has been working closely with the Town and the Hartwell Association to establishing new amenities. The Hartwell Association holds meetings regularly throughout the year and gives the property owners on Hartwell Avenue an opportunity to gather and discuss common goals/purposes.

Shuttle Services

The Hartwell Innovation Campus co-hosted the first meeting of the Hartwell Association at 113 Hartwell Avenue, which marked the first time that property owners on Hartwell Avenue gathered with a common goal/purpose. Over the course of the last six years, a representative of the Hartwell Innovation Campus has attended numerous Hartwell Association meetings discussing the various commuting services available in hopes to collectively subsidize a commuter shuttle for workers commuting from Boston.

In spring of 2013, the Town of Lexington and the 128 Business Council applied for and were awarded a federal transportation grant to pilot a commuter shuttle that will provide direct service to Hartwell Avenue from the Alewife Red Line Station. The grant will cover 80% of the shuttle’s operation costs for the first year of operation, while 5 property owners and members of the Hartwell Association, agreed to subsidize 20% of the cost. This continues today, even though the grant is not available this year to the ownerships along Hartwell Avenue. The Hartwell Innovation Campus remains committed to the commuter shuttle and continues to contribute toward the cost.

Each Tenant has full access to this amenity at a nominal cost to the employee. The REV shuttle is fully equipped with wi-fi and runs Monday- Friday with three trips in the morning and three trips in the evening. The shuttle is operated and managed through the 128 Business Council which has a proven track record of successfully implementing shuttle services and is a leader in transportation policy development.

Benefits of REV Shuttle Trips

•                  Less automobile traffic congestion

•                  Reduced fuel consumption

•                  Allows commuters to connect to the site through multiple modes of public transit including MBTA commuter rail from suburban locations

•                  More relaxing because riders can read or catch up on work during the commute

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Rideshare Program

The Hartwell Innovation Campus has established a Rideshare Program for each building. The Transportation Coordinator will be responsible for creating an electronic board, where tenants can post information and communicate with other commuters to arrange for transportation. Initially this program will focus on ride matching with other employees in the building, but if necessary could expand to include other tenants in the area.

Benefits of Rideshare Program

•                                          Less automobile traffic congestion

•                                          Reduced fuel consumption

•                                          Better air quality

•                                          Less expensive than SOV because of shared transportation costs

•                                          Less travel time if carpool/HOV lanes can be utilized

•                                          More relaxing because of shared driving responsibilities

Onsite Amenities

The Hartwell Innovation Campus will provide onsite amenities that will reduce the need for tenants to travel off site during the workday. These amenities include the construction of a Pavilion, central to 101, 113/115 Hartwell Avenue and 4 Hartwell Place, which will provide coffee and other refreshments. It will also serve as a gathering place for tenants to get out of their office environment and collaborate with others in the campus. Management will also continue to promote the Food Truck Program that provides a variety of lunch options to the campus. Onsite amenities will encourage the use of the REV Shuttle, the Rideshare Program, and other alternative means of transportation since tenants will not be dependent on SOV to access these conveniences.

We believe these services are crucial in attracting a younger workforce, most of whom are straight out of college, who would otherwise work in the Boston or Cambridge area without these essential amenities, in addition to decreasing single occupancy rides and transportation costs.

Communication

In a continuing effort to support alternative transportation, The Hartwell Innovation Campus is using several means to reach tenants and communicate information regarding alternative transportation programs.

Memorandums & Email Blasts

The Transportation Coordinator communicates with employees at each building through frequent emails and building memorandums announcing programs, incentives, reminders, and other useful information intended to decrease the use of SOV by those onsite.

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Events

To incentivize employee participation in all programs, transportation management events are held throughout the year. The 128 Business Council was present to promote its programs and sign up employees on site. Complementary gift bags, including an MBTA map, a map of Eastern Massachusetts, and a Boston Bike map were provided to tenants.

Ongoing Management

The Hartwell Innovation Campus has continued to gain and improve its understanding of the building’s occupants and how to help change behaviors and attitudes toward commuting. Our message is clear; utilizing alternative methods of transportation not only to reduces traffic congestion in the area, but also reduces transportation costs and contributes to both a healthy lifestyle and environment.

Critical to ensuring the success of our PDTM Plan is the ongoing management of the programs. Management activities will include, but not be limited to the following:

*Appoint a Transportation Coordinator whose responsibilities will include the following:

*Coordinate Rideshare Board/Postings.

*Create a King Street Properties Hartwell Facebook Page (or similar on- line web site), which tenants can use to regarding rideshares.

*Provide tenants with updated information and options on alternative modes of transportation.

*Promote transportation options through events such as bicycle tune-up day, car wash for carpoolers, gas bucks for groups.

*Help in the creation of a place of residence database which will connect employees in the building who live in similar locations.

*Monitor and evaluate results of the PTDM Plan through tenant surveys.

*Ensure that specific language is included in all tenant leases which requires the tenant’s participation in the Hartwell Avenue Transportation Management Association.

*Take a leadership role in working with other landlords in the area to encourage cooperation and promotion of transportation options.

*Become active members in area transportation groups.

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Over the next year we will continue to work towards this goal in the following ways:

Bikesharing

With a bike sharing program underway; we will continue to monitor the use of bikes to ensure the quantity of bikes meets tenant demand. To encourage growth of and participation in the program, over the next year, The Hartwell Innovation Campus will continue to:

*Perform maintenance to bicycles to ensure employees at the building feel safe signing them out to complete errands, go out to lunch, etc.

*                                         Provide tenants with additional information regarding the program, the benefits of participating, and area businesses/activities that are within biking distance of the building.

*                                         Continue to offer new incentives to keep employees at the building interested in participating.

*                                         Continue to provide shared umbrellas and parkas for use in the inclement weather.

Ridesharing

While many commuters are hesitant of ridesharing for various reasons, the positive results (decreased commuting costs, decreased traffic congestion, improved environmental quality, etc.) make it an incredibly viable commuting alternative to SOV.

To help employees see the value in ridesharing and encourage them to participate, over the next year, The Hartwell Innovation Campus will continue to:

*                                         Gather and present to employees data which will help them facilitate convenient ridesharing schedules through its partnership with the 128 Business Council.

*                                         Host semi-annual tenant events with 128 Business Council to help promote benefits, answer questions, and spread the word of new programs.

*                                         Continue to offer incentives for employees at the building participating in ridesharing opportunities such as free gas cards for ride sharing.

Public Transportation

Tenant surveying has confirmed that a large number of employees are commuting daily from the Cambridge area. As a member of the 128 Business Council and the Hartwell

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Association, The Hartwell Innovation Campus will continue to promote the shuttle from Alewife to Hartwell Avenue.

To increase the use of public transportation specifically, The Hartwell Innovation Campus will continue to:

* Provide MBTA maps to each building tenant for distribution to employees.

* Provide a free MBTA monthly pass for an employee with each building tenant who most regularly chooses public transportation as his/her commuting method.

*Provide a free Alewife/Hartwell Rev shuttle monthly pass for an employee who utilizes the service on a daily basis. This will be tracked by the Tenant Coordinator and the Landlord Representative from the company.

Parking Management/SOV Disincentives

The primary way in which SOV use will be discouraged for the entire site is through the reduction of parking spaces per s.f. of GFA. After the reconstruction of the parking lot, the parking ratio for all tenants was reduced to 3.0 spaces per 1000 s.f. GFA. 5% of the total parking spaces across the site will be dedicated for rideshare vehicles. Additionally, tenants who choose to commute in SOV’s will not be eligible for any incentive programs such as the “Gas Bucks for Groups” or “Car Wash for Carpoolers”.

The Hartwell Innovation Campus is committed to an increased awareness and participation in alternative methods of transportation and in the reduction of SOV at the Center. We look forward to the challenge of continuing to work with both tenants and neighbors to expand this knowledge and increase participation in programs that will benefit individuals, the site, and the growing Hartwell Avenue community.

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